Exhibit 10.8
FORM OF EXCLUSIVE CALL OPTION AGREEMENT
(Summary Translation)
This Exclusive Call Option Agreement (this “Agreement”) is made and entered into by the Parties below on [specify date].
(1)	SouFun Holdings Limited, a company with limited liability duly incorporated and validly existing under the laws of the Cayman Islands with its registered address at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P. O. Box 2681 GT, George Town, Grand Cayman, British West Indies (“Party A”);

(2)	[specify name of shareholder of a consolidated controlled entity] of [specify address] (“Party B(I)”);

(3)	[specify name of other shareholder of a consolidated controlled entity] of [specify address] (“Party B(II)”);

(4)	[specify name of a consolidated controlled entity], a company with limited liability duly registered and validly existing under the PRC laws at [specify address] (“Party C”); and

(5)	[specify name of a subsidiary of Party A], a company with limited liability duly registered and validly existing under the PRC laws at [specify address] and a wholly owned subsidiary of Party A (“Party D”).
In this Agreement, Party B(I) and Party B(II) are hereinafter collectively referred to as “Party B” and Party A, Party B, Party C and Party D are each referred to as a “Party” and collectively, the “Parties.”
WHEREAS:
1.	Party A holds 100% equity interests in Party D;

2.	Party B(I) holds [specify percentage]% equity interests in Party C;

3.	Party B(II) holds [specify percentage]% equity interests in Party C;

4.	Party B(I), Party B(II) and Party D entered into a loan agreement (the “Loan Agreement”) on [specify date];

5.	Party D and Party C entered into an exclusive technical consultancy and services agreement (the “Exclusive Technical Consultancy and Services Agreement”) on [specify date]; and

6.	Party B(I), Party B(II) and Party D entered into an equity pledge agreement (the “Equity Pledge Agreement”) on [specify date].
NOW, THEREFORE, the Parties through negotiations hereby agree as follows:

1.	Transfer of Equity Interest
1.1	Granting of Rights
Party B hereby irrevocably grants Party A or one or more persons designated by Party A (each, a “Designated Person”) an irrevocable and exclusive right to purchase (the “Call Option”) from Party B the whole or a part of the equity interest in Party C held by Party B (the “Target Equity”) exercisable by Party A at its own option and at the price set forth in Article 1.3 herein pursuant to any applicable PRC laws. Unless the prior written consent of Party A and its Designated Person has been obtained, Party B shall not sell, transfer or dispose of the Target Equity in any way to any other person. Party C hereby agrees to Party B’s granting to Party A the Call Option.

The reference to “person” in this Section and this Agreement are to a natural person, legal person or non-legal person entity.

1.2	Exercise Procedure
Party A shall exercise its Call Option in accordance with the relevant PRC laws and regulations. When exercising its aforesaid Call Option, Party A shall send to Party B a written notice (a “Notice of Equity Purchase”) and such Notice shall contain the following matters: (a) the decision of Party A to exercise the Call Option; (b) the number of shares to be purchased by Party A; and (c) purchase date and transfer date of the equity interests.

1.3	Equity Price
Unless valuation is required by applicable laws, the price for the Target Equity (the “Equity Price”) shall be equal to the actual amount of capital injection subscribed by Party B for the Target Equity.

1.4	Transfer of Target Equity
Whenever Party A is to exercise its Call Option:
(a) Party B shall instruct Party C to hold a shareholders meeting in time, and a resolution shall be passed during such meeting that approves Party B’s transfer of its equity interests in Party C to Party A and/or its Designated Person.
(b) Party B shall sign an equity interest transfer agreement with Party A (or its Designated Person, as applicable) in accordance with this Agreement and the Notice of Equity Purchase.
(c) The relevant Parties shall sign all other necessary contracts, agreements or documents, obtain all necessary governmental approval and consent, take all necessary actions to transfer, without attaching any Security Interests, the ownership of the Target Equity to Party A and/or the Designated Person; and cause Party A and/or the Designated Person to become the registered owner of the aforesaid Target Equity. For the purposes of this Section and this Agreement, “Security Interests” include liens, warrants, mortgages, pledges, rights and interests of a third party, any right to purchase, right to procure, right of priority, right to setoff, withholding of ownership, or other security arrangement; provided, however, that the “Security Interests’’ exclude any lien or security interests under this Agreement and the Equity Pledge Agreement.
(d) Before Party A and/or the Designated Person exercise the Call Option, Party B may, with the prior written consent of Party A and/or the Designated Person, transfer to a third party other than Party A and/or the Designated Person the Target Equity, and such third party shall succeed to all obligations, undertakings, representations and warranties of Party B under this Agreement as if is had been a Party hereof.

1.5	Payment
Whereas it is agreed in the Loan Agreement between Party B and Party D that any profits or gains from the transfer of Party B’s equity interest in Party C shall be paid back to Party D or a person designated by Party D as repayment under the Loan Agreement, Party D hereby confirms that it hereby designates Party A to accept such repayment to be made by Party B in due course. Therefore, when Party A exercises its Call Option, the Equity Price shall be used by Party B to repay Party A for the loan from Party D, and Party A does not need to make any additional payment to Party B for the Equity Price.

2.	Undertakings in Relation to Equity Interest
2.1	Party C’s Undertakings
Party C hereby undertakes:
(a) Without the prior written consent of Party A or Party D, Party C shall not supplement, amend or otherwise modify any document in any way that relates to the constitution of Party C, increases or reduces its registered capital, or changes the structure of its registered capital in any other way;
(b) Party C shall maintain its corporate existence, operate and deal with its business diligently and effectively in accordance with good financial and commercial standards and practices;
(c) Without the prior written consent of Party A or Party D, Party C shall not, in any way at any time after the execution of this Agreement, sell, transfer, mortgage or dispose of any of its legal rights and interests in relation to its assets, business or income, or allow the existence of any other Security Interests thereon;
(d) Without the prior written consent of Party A or Party D, no debts may be incurred by, or be succeeded to or warranted or allowed to exist in, Party C, except the following debts: (i) debts incurred in the normal or daily business operations, and (ii) debts incurred with prior consent in writing by Party A;
(e) Party C shall continue to operate all of its business normally in order to maintain the value of its assets, and may not perform any act or fail to perform an act that may materially affect its operations and the value of its assets;
(f) Without the prior written consent of Party A or Party D, Party C may not sign any material contract, the value of which is over Renminbi one hundred thousand (RMB 100,000), except for any contract in its normal course of business;
(g) Without the prior written consent of Party A or Party D, Party C may not provide any loan or security/warranty for any other party;
(h) Upon Party A’s request, Party C shall provide all materials in relation to its operations and financial condition to Party A;
(i) Party C shall, with Party A’s consent, purchase and maintain insurance, the amount and specific coverage of which shall be the same as those taken out by companies in similar businesses with similar properties or assets in the same area;
(j) Without the prior written consent of Party A or Party D, Party C may not consolidate or merge with any party, acquire any party, or invest in any party;

(k) It shall forthwith notify Party A of any litigation, arbitration or administrative proceedings that happened or is to happen in relation to the assets, business and income of Party C;
(l) In order to maintain Party C’s ownership of all of its assets, Party C shall sign and deliver all necessary or proper documents, take all necessary or proper actions, lodge all necessary or proper complaints or raise all necessary or proper defenses against all claims;
(m) Without the prior written consent of Party A, Party C may not declare or pay dividends to its of Party C, provided however that, upon Party A’s request, Party C shall forthwith distribute all of its distributable profits to its respective shareholders; and
(n) Upon Party A’s request, Party C shall appoint the person designated by Party D to take up any directorship at Party C.

2.2	Party B’s Undertakings
Party B hereby undertakes:
(a) Without the prior written consent of Party A or Party D, Party B shall not in any way at any time after the signing of this Agreement sell, transfer, mortgage or dispose of any of its legal rights and interests in relation to the equity interests in Party C held by Party B, or allow the existence of any other Security Interests therein, except for the pledge of the equity interests in Party C held by Party B under the Equity Pledge Agreement;
(b) It shall cause the shareholders meetings of Party C not to approve, without the prior written consent of Party A or Party D, any action to sell, transfer, mortgage or dispose of any of its legal rights and interests in relation to any equity interests in Party C, or allow the existence of any other Security Interests therein, except for the pledge of such equity interests in Party C held by Party B under the Equity Pledge Agreement;
(c) It shall cause the shareholders meetings of Party C not to approve, without the prior written consent of Party A or Party D, that Party C is to consolidate or merge with any party, acquire any party, or invest in any party;
(d) It shall forthwith notify Party A of any litigation, arbitration or administrative proceedings that happened or is to happen in relation to the equity interests in Party C held by Party B;
(e) It shall cause the shareholders meetings of Party C to vote for the transfer of the Target Equity under this Agreement;
(f) In order to maintain the ownership of all of the equity interests held by Party B in Party C before transferring such equity interests to Party A, Party B shall sign and deliver all necessary or proper documents, take all necessary or proper actions, and raise all necessary or proper claims or all necessary or proper defenses against all claims;
(g) Upon Party A’s request, Party C shall appoint the person designated by Party D to take up any directorship at Party C;

(h) Upon Party A’s request, Party B shall unconditionally transfer its equity interests in Party C forthwith to Party A and/or the representative designated by Party A and to disclaim and give up any preemptive or priority right to purchase Party C’s equity interests; and
(i) Party B shall strictly comply with provisions in this Agreement and other contracts contemplated hereunder, perform its obligations hereunder and thereunder, and not perform any act or fail to perform an act that may materially affect the validity and enforceability of this Agreement.

3.	Representations and Warranties
Party B and Party C hereby, on the signing date of this Agreement and each date of transfer of the Target Equity, jointly and severally represent and warrant to Party A as follows:
(a) Each Party is legally competent and has the right to sign and deliver this Agreement, to sign pursuant to this Agreement any equity transfer agreement (collectively referred to as “Transfer Agreement”) to transfer the Target Equity, and to perform its obligations hereunder and under any Transfer Agreement. This Agreement and any Transfer Agreement, upon signature, shall be legal, valid and binding upon each Party and may be enforced against each Party in accordance with their terms and conditions;
(b) The execution and delivery of this Agreement or any Transfer Agreement or the performance by each Party of its obligations hereunder or under any Transfer Agreement shall not (i) lead to a violation of any relevant PRC laws, (ii) be in conflict with or contradiction to the articles of association or any other constitutional documents of Party B and Party C, (iii) lead to a violation or breach of any contract or document of which Party B or Party C is a party or by which it is bound, (iv) lead to a violation of any conditions for any license, approval or their validity or (v) lead to the suspension or cancellation of any license or approval, or imposition of additional conditions for such license or approval;
(c) Party B owns all of the equity interests in Party C, and unless permitted in the Equity Pledge Agreement, Party B has no Security Interests in the aforesaid assets;
(d) Party C does not have any other unpaid debts, except for (i) debts incurred in its normal business operations and (ii) debts incurred with Party A’s prior consent in writing; and
(e) No litigation, arbitration or administrative proceedings in relation to the equity interests in Party C or Party C’s assets are currently on-going, pending, or likely to occur.

4.	Effective Date and Term
This Agreement shall come into force upon signature by the Parties and shall remain valid for ten (10) years. It may be extended for an additional ten (10) years at Party A’s option.

5.	Governing Law and Dispute Resolution
5.1	Governing Law
The PRC law shall govern the execution, validity, interpretation, amendment, termination and resolution of disputes arising out of this Agreement. The PRC law referred to herein does not include the laws of Taiwan, the Hong Kong Special Administration Region or the Macau Special Administration Region.

5.2	Dispute Resolution
Any dispute arising out of this Agreement or other related disputes shall be settled first through friendly negotiations. If such dispute cannot be so settled within thirty (30) days after one Party sends a written notice to another Party, it may be submitted by either Party to the China International Economic and Trade Arbitration Commission and be arbitrated in Beijing, China in accordance with its arbitration rules. The arbitration award shall be accepted as final and binding upon all Parties.

6.	Taxation and Expenses
Each Party shall bear any and all taxation, cost and expenses that occur to such Party for the transfer and registration for the Target Equity and for the preparation and execution of this Agreement and any Transfer Agreement and the performance and completion of the transactions contemplated under this Agreement and any Transfer Agreement.

7.	Notice
Any notice or other communication sent by any Party shall be written in Chinese, and sent by mail or facsimile transmission to the addresses of the other Parties set forth below or to other designated addresses previously notified by any such other Party. If any Party changes its address, it shall notify the other Parties of such change in a timely and effective manner. The dates on which such notices are deemed to have been effectively given shall be determined as follows:
(A)	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(B)	Notices sent by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark);

(C)	Notices sent by a courier recognized by the Parties shall be deemed effectively given on the third (3rd) day after they were sent to such courier service agency; and

(D)	Notices sent by facsimile transmission shall be deemed effectively given on the first business day following the date of transmission, as indicated on the document.
Party A: SouFun Holdings Limited
Address: Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, KY1-1112 Cayman Islands
Fax: +86-10-8511 1242
Tel: +86-10-8511 1241
Attention: Tianquan Vincent Mo

Party B(I): [specify] Address: [specify] Fax: [specify] Tel: : [specify]

Party B(II): [specify] Address: [specify] Fax: [specify] Tel: [specify]

Party C: [specify] Address: [specify] Fax: [specify] Tel: [specify] Attention: [specify]

Party D: [specify] Address: [specify] Fax: [specify] Tel: [specify] Attention: [specify]

8.	Confidentiality
The Parties hereby acknowledge and confirm that any oral or written materials exchanged between the Parties in relation to this Agreement are confidential materials. Each Party hereby agrees that it shall keep confidential any other Party’s confidential materials. Without the prior written consent of such other Party, such Party shall not disclose to any third party such confidential materials, unless in the following cases: (a) such materials are known or to become known by public (not disclosed to public by such Party through its own fault); (b) applicable laws require disclosure of such materials; or (c) such materials are disclosed, in relation to the transactions contemplated in this Agreement, to such Party’s legal, financial and other consultants who are subject to similar confidentiality provisions. Any disclosure of such confidential materials by any working staff or institution of any Party shall be deemed as disclosure of confidential materials by such Party, and such Party shall bear responsibilities. This section shall remain valid whether or not this Agreement has terminated due to any reason.

9.	Further Warranties
The Parties hereby agree to sign, as soon as possible, all reasonable and necessary documents or documents conducive to the Parties for the purposes of performing this Agreement, and further take all reasonable and necessary actions or actions conducive to the Parties for the purposes of performing this Agreement.

10.	Miscellaneous Terms

10.1	Modification, Amendment and Supplement
Any modification, amendment and supplement to this Agreement shall be made upon written consent by the Parties.

10.2	Observance of Laws and Regulations
The Parties shall observe all PRC laws and regulations and confirm that each Party’s operations fully comply with such laws and regulations.

10.3	Complete Agreement
Except for the written modification, amendment and supplement to this Agreement after its signing, this Agreement and Schedule I shall constitute the complete Agreement made by the Parties in relation to the aforesaid matters.

10.4	Title
The titles in this Agreement are for convenience only and shall not be used for interpretation, description or other purposes that may affect the meanings of provisions herein.

10.5	Language
This Agreement is made in Chinese in [specify number] originals.

10.6	Severability
If any of the terms or conditions hereunder or any portion thereof shall be invalid, illegal, or unenforceable under any applicable PRC laws, the validity, legality and enforceability of the remaining provisions hereunder shall not be in any way affected or impaired. The Parties shall negotiate in good faith to reach an agreement on a provision to replace the invalid. The economic effect resulting from such valid provisions shall be equal to that from the invalid, illegal or unenforceable provisions.

10.7	Successor
This Agreement is binding upon each Party’s successors and transferees of equity interest, as if they were the contracting Parties hereof.

10.8	Continuous Validity
Any obligations due or becoming due before the expiry of this Agreement shall continue to be valid after the expiry.

10.9	Non-waiver
The failure of any Party to exercise its rights to investigate the breach of any other Party in any specific case shall not be deemed a waiver of such rights in any other cases alike or not.
Party A: SouFun Holdings Limited
Signed by: [specify]
Party B (I): [specify]
Signed by: [specify]
Party B(II): [specify]
Signed by: [specify]
Party C: [specify]
Signed by: [specify]
Party D: [specify]
Signed by: [specify]